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                                                                 EXHIBIT 23(iii)

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Fedders Corporation
Liberty Corner, New Jersey


We hereby consent to the incorporation by reference in the Proxy Statement-Prospectus constituting a part of this amendment to the Registration Statement of our report dated October 2, 1995, except for Note 13, which is as of November 30, 1995, relating to the consolidated financial statements of Fedders Corporation appearing in the Company's Annual Report on Form 10-K for the year ended August 31, 1995, which is incorporated by reference in that Proxy Statement-Prospectus.


We also consent to the reference to us under the caption "Experts" in the Proxy Statement-Prospectus.

BDO Seidman, LLP

Woodbridge, New Jersey

March 21, 1996